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


                                                                                                                         EXHIBIT 4.1

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
                                              SEE RESTRICTIVE LEGEND ON REVERSE SIDE
                                                              [LOGO]
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                                                              GLOBAL                                        CUSIP 379320 10 4
                                                              DIAMOND                                      -------------------
                                                          RESOURCES, INC.                                      SEE REVERSE
INCORPORATED UNDER THE LAWS OF               AUTHORIZED CAPITAL 35,000,000 SHARES                        FOR CERTAIN DEFINITIONS
    THE STATE OF NEVADA                25,000,000 COMMON SHARES, PAR VALUE $0.001 PER SHARE
                                      10,000,000 PREFERRED SHARES, PAR VALUE $0.001 PER SHARE

THIS CERTIFIES THAT


Is The Owner of

                           FULLY PAID AND NON-ASSESSABLE SHARES OF THE $0.001 PAR VALUE COMMON STOCK OF

                                                  GLOBAL DIAMOND RESOURCES, INC.

transferable only on the books of the Corporation by the holder hereof in person or by attorney upon surrender of this certificate properly endorsed.  This certificate is not valid unless countersigned by the Transfer Agent and Registrar.
     In Witness Whereof, the Corporation has caused this certificate to be signed by the facsimile signatures of its duly authorized officers and to be sealed with the facsimile seal of the Corporation.

Dated:

                /s/ JOHANN DE VILLIERS                                         /s/ MERVYN MCCULLOCH

                    JOHANN DE VILLIERS, CEO                                        MERVYN MCCULLOCH, SECRETARY

                                               [GLOBAL DIAMOND CORPORATE SEAL]

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                                                                                COUNTERSIGNED:
                                                                                         American Securities Transfer, Inc.
                                                                                                  P.O. Box 1596
                                                                                               Denver, Colorado 80201

                                                                                 By /s/ Signature Illegible
                                                                                    ________________________________________________
                                                                                    Transfer Agent & Registrar Authorized Signature
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                        GLOBAL DIAMOND RESOURCES, INC.

                TRANSFER FEE: $15.00 PER NEW CERTIFICATE ISSUED

     The Company is authorized to issue share of more than one class, namely
25,000,000 Common Shares and 10,000,000 Preferred Shares. The Company will furnish to any shareholder upon request (addressed to the attention of the Secretary of the Company) and without charge a full statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued by the Company and of variations in the relative rights and preferences between the shares of each series of the Preferred Shares of the Company insofar as any such series has been fixed and determined, and a statement of the authority of the Board of Directors of the Company to fix and determine the relative rights and preferences of subsequent series of the Preferred Shares.

     The following abbreviations when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
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
    TEN COM -as tenants in common                   UNIF GIFT MIN ACT-.......Custodian.......
    TEN ENT -as tenants by the entireties                             (Cust)          (Minor)
    JT TEN  -as joint tenants with right of                      under Uniform Gifts to Minors
             survivorship and not as tenants                     Act.....................
             in common                                                    (State)
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    Additional abbreviations may also be used though not in the above list.

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For Value Received, _____________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE
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 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)



_____________________________________________________________________ Shares
of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

____________________________________________________________ attorney-in-fact to transfer the said stock on the books of the within-named Corporation, with full power of substitution in the premises.

Dated   ____________________

                       ________________________________________________________

                       ________________________________________________________
                       NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST
                               CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE
                               FACE OF THE CERTIFICATE IN EVERY PARTICULAR,
                               WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE
                               WHATSOEVER

Signature(s) Guaranteed:

_____________________________

The signature(s) should be guaranteed by an eligible guarantor institution
(Banks, Stockbrokers, Savings and Loan Associations and Credit Unions with membership in an approved signature guarantee Medallion Program), pursuant to S.E.C. Rule 17Ad-15.